EX-28.e.4

SECOND AMENDMENT TO

BRIDGEWAY FUNDS, INC.

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Second Amendment (the “Amendment”) to the Amended and Restated Distribution Agreement (the “Agreement”) dated as of November 12, 2010, as amended, by and between Bridgeway Funds, Inc. (the “Client”) and Foreside Fund Services, LLC (“Foreside”) is hereby entered into as of August 31, 2011 (the “Effective Date”).

WHEREAS, the Client and Foreside desire to amend Schedule I of the Agreement to reflect amendments to the list of Funds; and

WHEREAS, Section 8.1 of the Agreement requires all amendments and modifications be made by written agreement and executed by the parties;

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1. Schedule I to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.

2. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

BRIDGEWAY FUNDS, INC.		FORESIDE FUND SERVICES, LLC

By:	/s/ Michael D. Mulcahy	By:	/s/ Mark Fairbanks
Print Name:	Michael D. Mulcahy	Print Name:	Mark Fairbanks
Title:	President	Title:	President

EXHIBIT A

SCHEDULE I

Funds and Classes of the Client

(effective August 31, 2011)

Funds	Class(es)
Bridgeway Ultra-Small Company Fund	Class N
Bridgeway Ultra-Small Company Market Fund	Class N
Bridgeway Micro-Cap Limited Fund	Class N
Bridgeway Aggressive Investors 1 Fund	Class N
Bridgeway Aggressive Investors 2 Fund	Class N
Bridgeway Small-Cap Growth Fund	Class N
Bridgeway Small-Cap Value Fund	Class N
Bridgeway Large-Cap Growth Fund	Class N
Bridgeway Large-Cap Value Fund	Class N
Bridgeway Blue Chip 35 Index Fund	Class N
Bridgeway Managed Volatility Fund	Class N
Bridgeway Small-Cap Momentum Fund	Class N
Bridgeway Omni Tax-Managed Small-Cap Value Fund (formerly known as Bridgeway Omni Small-Cap Value Fund)	Class N
Bridgeway Omni Small-Cap Value Fund (effective August 31, 2011)	Class N